Exhibit 99.1
1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com
News Release
Contact:
Monique N. Dolecki, Investor Relations — 201-847-5453
Colleen T. White, Corporate Communications — 201-847-5369
BD ANNOUNCES RESULTS FOR 2011 FOURTH FISCAL QUARTER AND FULL YEAR
Franklin Lakes, NJ (November 2, 2011) — BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today reported quarterly revenues of $2.051 billion for the fourth fiscal quarter ended September 30, 2011, representing an increase of 9.5 percent from the prior-year period, or 4.0 percent on a foreign currency-neutral basis.
For the full fiscal year ended September 30, 2011, BD reported revenues of $7.829 billion, representing an increase of 6.2 percent over the prior year. On a foreign currency-neutral basis, revenues increased 2.9 percent, despite an unfavorable comparison to the prior year of about 2.0 percentage points due to strong sales related to the H1N1 flu pandemic, supplemental spending in Japan and stimulus spending in the U.S. in fiscal year 2010.

“We are pleased with our solid finish to fiscal year 2011. Despite a challenging business environment, all segments contributed to our success and growth,” said Vincent A. Forlenza, Chief Executive Officer and President. “We will continue to drive operational efficiencies and make capital and R&D investments to support our innovation strategy as we look to fiscal year 2012 and beyond.”

Update on the Acquisition of Carmel Pharma, AB
As announced in August 2011, the Company completed the acquisition of Carmel Pharma, AB, a Swedish company that manufactures the BD PhaSeal™ System. This is the leading closed-system drug transfer device for the safe handling of hazardous drugs that are packaged in vials. The financial impact of the acquisition on our fourth quarter results was in line with our guidance.

Fourth Quarter Earnings and Analysis of the Full Fiscal Year 2011 and 2010 Earnings
Reported diluted earnings per share from continuing operations for the fourth quarter were $1.36, compared with $1.24 in the prior-year period, representing a 9.7 percent increase. Current quarter results included a non-cash charge of $9 million, or $0.03 per share from continuing operations, resulting from the discontinuance of a research program within the Diagnostic Systems unit. Excluding this item, adjusted diluted earnings per share from continuing operations increased by 12.1 percent to $1.39, compared with $1.24 in the prior-year period. On a foreign currency-neutral basis, adjusted diluted earnings per share from continuing operations for the fourth quarter increased by 8.1 percent.
For the full fiscal year ended September 30, 2011, reported diluted earnings per share from continuing operations were $5.59, compared with $4.90 in the prior fiscal year, representing an increase of 14.1 percent. Excluding the aforementioned charge of $9 million, or $0.03 per share from continuing operations, and the 2010 fiscal year charge of $0.04 per share from continuing operations related to healthcare reform impacting Medicare Part D reimbursements, adjusted diluted earnings per share from continuing operations increased by 13.8 percent to $5.62, compared with $4.94 in the prior-year period. On a foreign currency-neutral basis, adjusted diluted earnings per share from continuing operations for the fiscal year increased 8.1 percent.

Segment Results
In the BD Medical segment, worldwide revenues for the quarter were $1.055 billion, representing an increase of 10.0 percent compared with the prior-year period. Revenues increased 3.8 percent on a foreign currency-neutral basis. Segment revenue growth reflected strong Diabetes Care and international safety sales, along with solid sales of Pharmaceutical Systems products. For the twelve-month period ended September 30, 2011, BD Medical revenues increased 5.6 percent, or 2.3 percent on a foreign currency-neutral basis.
In the BD Diagnostics segment, worldwide revenues for the quarter were $642 million, representing an increase of 8.6 percent compared with the prior-year period, or 3.8 percent on a foreign currency-neutral basis. Revenues reflected solid growth in both the Women’s Health and Cancer and the Infectious Disease product offerings within the Diagnostic Systems unit. For the twelve-month period ended September 30, 2011, BD Diagnostics revenues increased 7.0 percent, or 3.9 percent on a foreign currency-neutral basis.

In the BD Biosciences segment, worldwide revenues for the quarter were $354 million, representing an increase of 9.6 percent compared with the prior-year period. Revenues increased 4.7 percent on a foreign currency-neutral basis, primarily driven by instrument and reagent sales in the Cell Analysis unit. For the twelve-month period ended September 30, 2011, BD Biosciences revenues increased 6.7 percent, or 3.2 percent on a foreign currency-neutral basis.

Geographic Results
Fourth quarter revenues in the U.S. were $843 million, representing an increase of 1.3 percent compared with the prior-year period. Revenues outside of the U.S. were $1.208 billion, representing an increase of 16.0 percent compared with the prior-year period, or 6.1 percent on a foreign currency-neutral basis. International revenue growth was driven by continued strength in safety sales and strong growth in emerging markets. For the twelve-month period ended September 30, 2011, revenues in the U.S. were $3.356 billion, representing an increase of 2.1 percent compared with the prior-year period. Revenues outside of the U.S. were $4.473 billion, representing an increase of 9.5 percent compared with the prior-year period, or 3.6 percent on a foreign currency-neutral basis.

Fiscal 2012 Outlook for Full Year
The Company estimates that reported revenues for the full fiscal year 2012 will increase about 1 to 3 percent, or 2 to 4 percent on a foreign currency-neutral basis. Our guidance reflects the anticipated effects of lower healthcare utilization, reduced research funding and global macroeconomic conditions. The Company expects reported diluted earnings per share from continuing operations for fiscal year 2012 to be between $5.75 and $5.85. The Company also plans to repurchase, subject to market conditions, $1.5 billion of its common stock in fiscal year 2012, and fund the repurchases through ongoing cash flow and the issuance of debt.

Conference Call Information
A conference call regarding BD’s fourth quarter results and its expectations for the full fiscal year 2012 will be broadcast live on BD’s website, www.bd.com/investors, along with related slides, at 8:00 a.m. (ET) Wednesday, November 2, 2011. The slides will be available concurrent with the issuance of this press release at www.bd.com/investors. The conference call will be available for replay on BD’s website, www.bd.com/investors, or at 855-859-2056 (domestic) and 404-537-3406 (international) through the close of business on Wednesday, November 9, 2011, access code 16826583.

Non-GAAP Financial Measures
This news release contains certain non-GAAP financial measures. Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables.

About BD
BD is a leading global medical technology company that develops, manufactures and sells medical devices, instrument systems and reagents. The Company is dedicated to improving people’s health throughout the world. BD is focused on improving drug delivery, enhancing the quality and speed of diagnosing infectious diseases and cancers, and advancing research, discovery and production of new drugs and vaccines. BD’s capabilities are instrumental in combating many of the world’s most pressing diseases. Founded in 1897 and headquartered in Franklin Lakes, New Jersey, BD employs approximately 29,000 associates in more than 50 countries throughout the world. The Company serves healthcare institutions, life science researchers, clinical laboratories, the pharmaceutical industry and the general public. For more information, please visit www.bd.com.

***
This press release, including the section entitled “Fiscal 2012 Outlook”, contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including future revenues and earnings per share. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially from any forward-looking statement. These factors include, but are not limited to: the unknown consequences of healthcare reform in the United States, including the impact of the reduction in Medicare and Medicaid payments to hospitals, pharmaceutical companies and other customers, which could reduce demand for our products and increase downward pricing pressure; adverse changes in regional, national or foreign economic conditions, including any impact that may result from the current global economic downturn on our ability to access credit markets and finance our operations, the demand for our products and services as a result of reduced government funding, lower utilization rates or otherwise, or our suppliers’ ability to provide products needed for our operations; changes in interest or foreign currency exchange rates; competitive factors; pricing and market share pressures; difficulties inherent in product development and delays in product introductions; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; fluctuations in costs and availability of raw materials and in BD’s ability to maintain favorable supplier arrangements and relationships; new or changing laws impacting our business or changes in enforcement practices with respect to such laws; uncertainties of litigation (as described in BD’s filings with the Securities and Exchange Commission); future healthcare reform, including changes in government pricing and reimbursement policies or other cost containment reforms; the effects of potential pandemic diseases; our ability to successfully integrate any businesses we acquire; and issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in thousands, except per share data)

	Three Months Ended September 30,
	2011	2010	% Change
REVENUES	$2,050,795	$1,873,195	9.5

Cost of products sold	999,352	900,933	10.9
Selling and administrative	487,232	438,139	11.2
Research and development	126,054	123,606	2.0

TOTAL OPERATING COSTS AND EXPENSES	1,612,638	1,462,678	10.3

OPERATING INCOME	438,157	410,517	6.7

Interest income	1,915	14,594	(86.9)
Interest expense	(22,334)	(12,278)	81.9
Other income, net	1,272	1,285	(1.0)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	419,010	414,118	1.2
Income tax provision	117,606	121,065	(2.9)

INCOME FROM CONTINUING OPERATIONS	301,404	293,053	2.8

(LOSS) INCOME FROM DISCONTINUED OPERATIONS NET OF INCOME TAX PROVISION OF $81 AND $27,645, RESPECTIVELY	(1,424)	103,642	NM

NET INCOME	$299,980	$396,695	(24.4)

EARNINGS PER SHARE

Basic:
Income from continuing operations	$1.39	$1.27	9.4
(Loss) Income from discontinued operations	$(0.01)	$0.45	NM
Net income (1)	$1.38	$1.71	(19.3)

Diluted:
Income from continuing operations	$1.36	$1.24	9.7
(Loss) Income from discontinued operations	$(0.01)	$0.44	NM
Net income (1)	$1.36	$1.68	(19.0)

AVERAGE SHARES OUTSTANDING

Basic	216,726	231,396
Diluted	220,859	236,316

NM	— Not Meaningful

(1)	Total per share amounts may not add due to rounding.

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in thousands, except per share data)

	Twelve Months Ended September 30,
	2011	2010	% Change
REVENUES	$7,828,904	$7,372,333	6.2

Cost of products sold	3,737,352	3,543,183	5.5
Selling and administrative	1,851,774	1,721,356	7.6
Research and development	476,496	430,997	10.6

TOTAL OPERATING COSTS AND EXPENSES	6,065,622	5,695,536	6.5

OPERATING INCOME	1,763,282	1,676,797	5.2

Interest income	43,209	35,129	23.0
Interest expense	(84,019)	(51,263)	63.9
Other (expense) income, net	(6,209)	497	NM

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,716,263	1,661,160	3.3

Income tax provision	451,411	484,820	(6.9)

INCOME FROM CONTINUING OPERATIONS	1,264,852	1,176,340	7.5

INCOME FROM DISCONTINUED OPERATIONS NET OF INCOME TAX PROVISION OF $792 AND $40,703, RESPECTIVELY	6,142	141,270	NM

NET INCOME	$1,270,994	$1,317,610	(3.5)

EARNINGS PER SHARE

Basic:
Income from continuing operations	$5.72	$5.02	13.9
Income from discontinued operations	$0.03	$0.60	(95.0)
Net income	$5.75	$5.62	2.3

Diluted:
Income from continuing operations	$5.59	$4.90	14.1
Income from discontinued operations	$0.03	$0.59	(94.9)
Net income	$5.62	$5.49	2.4

AVERAGE SHARES OUTSTANDING

Basic	221,175	234,328
Diluted	226,280	240,136

NM — Not Meaningful

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY SEGMENT AND GEOGRAPHIC AREA
(Unaudited; Amounts in thousands)

	Three Months Ended September 30,
	2011	2010	% Change
BD MEDICAL
United States	$404,301	$400,231	1.0
International	650,290	558,374	16.5

TOTAL	$1,054,591	$958,605	10.0

BD DIAGNOSTICS
United States	$313,603	$307,721	1.9
International	328,445	283,743	15.8

TOTAL	$642,048	$591,464	8.6

BD BIOSCIENCES
United States	$124,619	$124,009	0.5
International	229,537	199,117	15.3

TOTAL	$354,156	$323,126	9.6

TOTAL REVENUES
United States	$842,523	$831,961	1.3
International	1,208,272	1,041,234	16.0

TOTAL	$2,050,795	$1,873,195	9.5

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY SEGMENT AND GEOGRAPHIC AREA
(Unaudited; Amounts in thousands)

	Twelve Months Ended September 30,
	2011	2010	% Change
BD MEDICAL
United States	$1,625,044	$1,596,336	1.8
International	2,382,260	2,200,096	8.3

TOTAL	$4,007,304	$3,796,432	5.6

BD DIAGNOSTICS
United States	$1,245,872	$1,214,288	2.6
International	1,234,605	1,104,591	11.8

TOTAL	$2,480,477	$2,318,879	7.0

BD BIOSCIENCES
United States	$484,853	$475,941	1.9
International	856,270	781,081	9.6

TOTAL	$1,341,123	$1,257,022	6.7

TOTAL REVENUES
United States	$3,355,769	$3,286,565	2.1
International	4,473,135	4,085,768	9.5

TOTAL	$7,828,904	$7,372,333	6.2

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Three Months Ended September 30,
(Unaudited; Amounts in thousands)

	United States
	2011	2010	% Change
BD MEDICAL
Medical Surgical Systems	$246,746	$256,290	(3.7)
Diabetes Care	104,819	98,633	6.3
Pharmaceutical Systems	52,736	45,308	16.4

TOTAL	$404,301	$400,231	1.0

BD DIAGNOSTICS
Preanalytical Systems	$161,556	$162,024	(0.3)
Diagnostic Systems	152,047	145,697	4.4

TOTAL	$313,603	$307,721	1.9

BD BIOSCIENCES
Cell Analysis	$89,899	$86,765	3.6
Discovery Labware	34,720	37,244	(6.8)

TOTAL	$124,619	$124,009	0.5

TOTAL UNITED STATES	$842,523	$831,961	1.3

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Three Months Ended September 30, (continued)
(Unaudited; Amounts in thousands)

	International
			% Change
	2011	2010	Reported	FXN	FX Impact
BD MEDICAL
Medical Surgical Systems	$288,653	$245,724	17.5	7.8	9.7
Diabetes Care	119,832	100,468	19.3	7.6	11.7
Pharmaceutical Systems	241,805	212,182	14.0	2.5	11.5

TOTAL	$650,290	$558,374	16.5	5.8	10.7

BD DIAGNOSTICS
Preanalytical Systems	$167,044	$144,421	15.7	5.7	10.0
Diagnostic Systems	161,401	139,322	15.8	6.2	9.6

TOTAL	$328,445	$283,743	15.8	5.9	9.9

BD BIOSCIENCES
Cell Analysis	$183,259	$160,230	14.4	6.8	7.6
Discovery Labware	46,278	38,887	19.0	9.5	9.5

TOTAL	$229,537	$199,117	15.3	7.3	8.0

TOTAL INTERNATIONAL	$1,208,272	$1,041,234	16.0	6.1	9.9

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Three Months Ended September 30, (continued)
(Unaudited; Amounts in thousands)

	Total
			% Change
	2011	2010	Reported	FXN	FX Impact
BD MEDICAL
Medical Surgical Systems	$535,399	$502,014	6.7	1.9	4.8
Diabetes Care	224,651	199,101	12.8	7.0	5.8
Pharmaceutical Systems	294,541	257,490	14.4	4.9	9.5

TOTAL	$1,054,591	$958,605	10.0	3.8	6.2

BD DIAGNOSTICS
Preanalytical Systems	$328,600	$306,445	7.2	2.5	4.7
Diagnostic Systems	313,448	285,019	10.0	5.2	4.8

TOTAL	$642,048	$591,464	8.6	3.8	4.8

BD BIOSCIENCES
Cell Analysis	$273,158	$246,995	10.6	5.7	4.9
Discovery Labware	80,998	76,131	6.4	1.6	4.8

TOTAL	$354,156	$323,126	9.6	4.7	4.9

TOTAL REVENUES	$2,050,795	$1,873,195	9.5	4.0	5.5

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Twelve Months Ended September 30,
(Unaudited; Amounts in thousands)

	United States
	2011	2010	% Change

BD MEDICAL
Medical Surgical Systems	$980,326	$1,007,322	(2.7)
Diabetes Care	400,809	383,783	4.4
Pharmaceutical Systems	243,909	205,231	18.8

TOTAL	$1,625,044	$1,596,336	1.8

BD DIAGNOSTICS
Preanalytical Systems	$643,180	$627,421	2.5
Diagnostic Systems	602,692	586,867	2.7

TOTAL	$1,245,872	$1,214,288	2.6

BD BIOSCIENCES
Cell Analysis	$342,322	$326,916	4.7
Discovery Labware	142,531	149,025	(4.4)

TOTAL	$484,853	$475,941	1.9

TOTAL UNITED STATES	$3,355,769	$3,286,565	2.1

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Twelve Months Ended September 30, (continued)
(Unaudited; Amounts in thousands)

	International
			% Change
	2011	2010	Reported	FXN	FX Impact

BD MEDICAL
Medical Surgical Systems	$1,101,407	$1,002,687	9.8	3.5	6.3
Diabetes Care	465,668	401,976	15.8	9.1	6.7
Pharmaceutical Systems	815,185	795,433	2.5	(1.9)	4.4

TOTAL	$2,382,260	$2,200,096	8.3	2.6	5.7

BD DIAGNOSTICS
Preanalytical Systems	$634,613	$570,386	11.3	4.9	6.4
Diagnostic Systems	599,992	534,205	12.3	5.8	6.5

TOTAL	$1,234,605	$1,104,591	11.8	5.4	6.4

BD BIOSCIENCES
Cell Analysis	$682,123	$624,322	9.3	4.0	5.3
Discovery Labware	174,147	156,759	11.1	4.1	7.0

TOTAL	$856,270	$781,081	9.6	4.0	5.6

TOTAL INTERNATIONAL	$4,473,135	$4,085,768	9.5	3.6	5.9

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Twelve Months Ended September 30, (continued)
(Unaudited; Amounts in thousands)

	Total
			% Change
	2011	2010	Reported	FXN	FX Impact

BD MEDICAL
Medical Surgical Systems	$2,081,733	$2,010,009	3.6	0.4	3.2
Diabetes Care	866,477	785,759	10.3	6.8	3.5
Pharmaceutical Systems	1,059,094	1,000,664	5.8	2.4	3.4

TOTAL	$4,007,304	$3,796,432	5.6	2.3	3.3

BD DIAGNOSTICS
Preanalytical Systems	$1,277,793	$1,197,807	6.7	3.7	3.0
Diagnostic Systems	1,202,684	1,121,072	7.3	4.2	3.1

TOTAL	$2,480,477	$2,318,879	7.0	3.9	3.1

BD BIOSCIENCES
Cell Analysis	$1,024,445	$951,238	7.7	4.3	3.4
Discovery Labware	316,678	305,784	3.6	—	3.6

TOTAL	$1,341,123	$1,257,022	6.7	3.2	3.5

TOTAL REVENUES	$7,828,904	$7,372,333	6.2	2.9	3.3

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
SAFETY REVENUES
(Unaudited; Amounts in thousands)

	Three Months Ended September 30,
			% Change
	2011	2010	Reported	FXN	FX Impact

TOTAL SAFETY REVENUES
United States	$288,541	$282,968	2.0	2.0	—
International	209,209	160,396	30.4	18.5	11.9

TOTAL	$497,750	$443,364	12.3	7.9	4.4

BY SEGMENT
BD Medical	$243,521	$208,822	16.6	12.4	4.2
BD Diagnostics	254,229	234,542	8.4	4.0	4.4

TOTAL	$497,750	$443,364	12.3	7.9	4.4

	Twelve Months Ended September 30,
			% Change
	2011	2010	Reported	FXN	FX Impact

TOTAL SAFETY REVENUES
United States	$1,116,543	$1,108,431	0.7	0.7	—
International	754,739	621,913	21.4	13.6	7.8

TOTAL	$1,871,282	$1,730,344	8.1	5.4	2.7

BY SEGMENT
BD Medical	$885,156	$819,084	8.1	5.4	2.7
BD Diagnostics	986,126	911,260	8.2	5.3	2.9

TOTAL	$1,871,282	$1,730,344	8.1	5.4	2.7

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY2011 Quarter-to-Date Reconciliation
(Unaudited; Amounts in millions, except per share data)

	Three Months Ended September 30,
	Reported	Impairment	Adjusted	Reported	Adjusted
	FY 2011	Charge (1)	FY 2011	FY 2010	% Growth

Diluted Earnings per share from Continuing Operations	$1.36	$0.03	$1.39	$1.24	12.1%

(1)	Represents a non-cash impairment charge resulting from the discontinuance of a research program within the Diagnostic Systems unit.
All figures rounded. Totals may not add due to rounding.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY2011 Year-to-Date Reconciliation
(Unaudited; Amounts in millions, except per share data)

	Twelve Months Ended September 30,
	Reported	Impairment	Adjusted	Reported		Adjusted	Adjusted
	FY 2011	Charge (1)	FY 2011	FY 2010	Tax (2)	FY 2010	% Growth

Diluted Earnings per Share from Continuing Operations	$5.59	$0.03	$5.62	$4.90	$0.04	$4.94	13.8%

(1)	Represents a non-cash impairment charge resulting from the discontinuance of a research program within the Diagnostic Systems unit.

(2)	Represents a non-cash charge related to healthcare reform impacting Medicare Part D reimbursements.
All figures rounded. Totals may not add due to rounding.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
Quarter-to-Date Fiscal 2011 Reconciliation — FX Impact
(Unaudited; Amounts in millions, except per share data)

	Three Months Ended September 30,
	Adjusted	Reported	Adjusted Growth	Foreign Currency	FY10 Hedge	Total	Adjusted FXN	FXN
	FY 2011	FY 2010	$	Translation	Gain	FX	Change	Growth

REVENUES	$2,051	$1,873	$178	$115	$(11)	$103	$74	4.0%
Diluted Earnings per Share from Continuing Operations	$1.39	$1.24	$0.15	$0.08	$(0.03)	$0.05	$0.10	8.1%
All figures rounded. Totals may not add due to rounding.
FXN = Foreign Currency Neutral

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
Year-to-Date Fiscal 2011 Reconciliation — FX Impact
(Unaudited; Amounts in millions, except per share data)

	Twelve Months Ended September 30,
	Adjusted	Adjusted	Adjusted Growth	Foreign Currency	FY10 Hedge	Total	Adjusted FXN	FXN
	FY 2011	FY 2010	$	Translation	Loss	FX	Change	Growth

REVENUES	$7,829	$7,372	$457	$208	$31	$240	$217	2.9%
Diluted Earnings per Share from Continuing Operations	$5.62	$4.94	$0.68	$0.20	$0.08	$0.28	$0.40	8.1%
All figures rounded. Totals may not add due to rounding.
FXN = Foreign Currency Neutral